UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement and Related Agreements

On December 22, 2005, the Registrant entered into a Credit Agreement (the “Credit Agreement”) among the Registrant, as borrower, the lenders party thereto (the “Lenders”), LaSalle Bank National Association, as Syndication Agent, KeyBank National Association, as Documentation Agent and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). The Credit Agreement provides for a $100 million senior credit facility (comprised of a $50 million term loan facility and a $50 million revolving credit facility) to refinance the Registrant’s prior credit facility. Loans bear interest at a rate per annum equal to, at the election of the Registrant, (i) the Adjusted Libor Rate, plus a margin of between 1.50% and 2.75%, depending on the Registrant’s ratio of consolidated indebtedness to consolidated EBITDA as calculated pursuant to the Credit Agreement (the “Leverage Ratio”), or (ii) the prime rate, as announced from time to time by JPMorgan Chase Bank, N.A., plus a margin of between 0.50% and 1.75%, depending on the Leverage Ratio. Overdue amounts under the Credit Agreement bear interest at a rate per annum equal to (i) in the case of overdue principal of any loan, 2% plus the rate otherwise applicable to such loan or (ii) in the case of any other amount, 2% plus the rate applicable to prime rate loans. The Registrant is required to pay the Lenders under the revolving credit facility a commitment fee at a rate per annum of between 0.25% and 0.50%, depending on the Leverage Ratio, on the average daily amount of the unused revolving credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 12 consecutive quarterly installments of (i) $4 million, in the case of each of the first 11 installments, on the last day of each March, June, September and December commencing on March 31, 2006 and ending on September 30, 2008 and (ii) $6 million, in the case of the 12th installment due on December 22, 2008. The revolving credit facility terminates on December 22, 2008 at which time outstanding borrowings under the revolving credit facility are due. The Registrant may optionally prepay loans under the Credit Agreement at any time, without penalty. Loans are subject to mandatory prepayment with a portion of the net cash proceeds of certain equity offerings, asset sales and recovery events, subject to certain reinvestment rights in the case of asset sales, and all the net cash proceeds of certain indebtedness. Proceeds from the Credit Agreement will be used to refinance the Registrant’s prior credit facility, for working capital needs and general corporate purposes.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, financial and other reporting, maintenance of existence, payment of obligations, maintenance of properties and insurance, compliance with laws and an agreement to cause future material domestic subsidiaries to become parties to the Guarantee Agreement, the Security Agreement and the Pledge Agreement referred to below. Negative covenants include, among others, limitations on incurrence of additional indebtedness, limitations on mergers and asset sales, limitations on investments, guarantees and acquisitions, other than Permitted Acquisitions (as defined in the Credit Agreement), limitations on dividends, share redemptions and other restricted payments, and limitations on the amount of capital expenditures. The Credit Agreement also includes a leverage ratio covenant, a covenant prohibiting Consolidated Adjusted Net Income (as defined in the Credit Agreement) from being negative in each of any two fiscal quarters during any period of four fiscal quarters and a minimum net worth covenant. The Credit Agreement contains customary events of default, including among others, non payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with other indebtedness, a Change of Control (as defined in the Credit

Agreement), certain undischarged judgments, material adverse change or the occurrence of certain bankruptcy or ERISA events. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy event of default causes such obligations automatically to become immediately due and payable.

The obligations of the Registrant under the Credit Agreement are guaranteed by the material domestic subsidiaries of the Registrant pursuant to a Guaranty Agreement, dated December 22, 2005 (the “Guaranty Agreement”), among the guarantor subsidiaries party thereto from time to time (the “Guarantors”) and the Administrative Agent on behalf of the Lenders. The obligations of the Registrant under the Credit Agreement and related loan documents and the guarantee obligations of the Guarantors under the Guaranty Agreement are secured by substantially all of the assets of the Registrant and the Guarantors pursuant to the Security Agreement (the “Security Agreement”) and the Pledge Agreement (the “Pledge Agreement”), each dated December 22, 2005, among the Registrant, the Guarantors and the Administrative Agent on behalf of the Lenders.

The descriptions of the Credit Agreement, the Guaranty Agreement, the Security Agreement and the Pledge Agreement contained herein are qualified in their entirety by reference to those agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 22, 2005, the Registrant entered into a Credit Agreement (as defined in Item 1.01 of this Current Report) and used a portion of those funds to refinance its obligations under the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Registrant, as borrower, JPMorgan, as administrative agent and as lender, dated July 18, 2005. The Amended and Restated Credit Agreement has previously been filed as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 18, 2005 and is incorporated herein by reference.

The Amended and Restated Credit Agreement provided for a $90 million senior credit facility (comprised of a $30 million term loan facility, a $10 million revolving credit facility and a $50 million bridge facility), which replaced the senior term loan provided under the Credit Agreement, dated as of March 7, 2005, by and among the Registrant, as borrower, JP Morgan, as administrative agent and lender, and such other financial institutions as may from time to time have become party thereto as lenders. The Amended and Restated Credit Agreement required the repayment by the Registrant of principal of the term loan in quarterly installments of $2,500,000, commencing on September 30, 2005 and ending on July 18, 2008, repayment by Registrant of principal of the revolving credit facility on July 18, 2008 and repayment by Registrant for principal of the bridge facility on January 18, 2006, or on April 18, 2006 if the bridge facility’s maturity is extended. The bridge facility was scheduled to mature on January 18, 2006 and the term loan and revolving credit facility were scheduled to mature on July 18, 2008. Proceeds from the Amended and Restated Credit Agreement were used to finance the acquisition of the PictureArts Corporation as well as for working capital needs and general corporate purposes. The Registrant did not incur any penalty for prepayment of its borrowings under the Amended and Restated Credit Agreement.

The description of the Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which has previously been filed as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 18, 2005.

In addition to the termination of the Registrant’s obligations under the Amended and Restated Credit Agreement, the guarantees delivered by certain material subsidiaries of the Registrant pursuant to an Amended and Restated Guaranty Agreement, dated July 18, 2005, among the material subsidiaries in favor of JPMorgan also terminate as a result of the refinancing. As a result of the termination of the Amended and Restated Guaranty Agreement, the agreements securing the obligations of the Registrant and the guarantee obligations of the material subsidiaries by pledging substantially all of the assets of the Registrant and the material subsidiaries, the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement, each dated July 18, 2005, among the Registrant, the material subsidiaries and JPMorgan, terminate as well. The descriptions of the Amended and Restated Guaranty Agreement, the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement contained herein are qualified in their entirety by reference to those agreements, copies of which have previously been filed as Exhibits 10.2, 10.3 and 10.4 of the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 18, 2005 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

On December 22, 2005, the Registrant borrowed an aggregate of $100 million (the “Loan”) under the Credit Agreement (as defined in Item 1.01 of this Current Report). The Loan consists of $50 million borrowed under the term loan facility and $50 million borrowed under the revolving credit facility. The terms of the Credit Agreement are more fully described in Item 1.01 of this Current Report. Loans bear interest at a rate per annum equal to, at the election of the Registrant, (i) the Adjusted Libor Rate, plus a margin of between 1.50% and 2.75%, depending on the Registrant’s ratio of consolidated indebtedness to consolidated EBITDA as calculated pursuant to the Credit Agreement (the “Leverage Ratio”), or (ii) the prime rate, as announced from time to time by JPMorgan Chase Bank, N.A., plus a margin of between 0.50% and 1.75%, depending on the Leverage Ratio. The Registrant is required to pay the Lenders under the revolving credit facility a commitment fee at a rate per annum of between 0.25% and 0.50%, depending on the Leverage Ratio, on the average daily amount of the unused revolving credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 12 consecutive quarterly installments of (i) $4 million, in the case of each of the first 11 installments, on the last day of each March, June, September and December commencing on March 31, 2006 and ending on September 30, 2008 and (ii) $6 million, in the case of the 12th installment due on December 22, 2008. The revolving credit facility terminates on December 22, 2008 at which time outstanding borrowings under the revolving credit facility are due.

Item 7.01. Regulation FD Disclosure

On December 23, 2005, the Registrant issued a press release announcing the closing of the $100 million credit facility with JPMorgan. The loan is more fully described in Item 1.01 of this Current Report. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibits:

10.1 Credit Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender, and such other financial institutions as may from time to time become party thereto as lenders.

10.2 Guaranty Agreement, dated December 22, 2005, by and among Jupitermedia Corporation’s Material Subsidiaries party thereto as guarantors in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3 Security Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4 Pledge Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1 Press Release, dated December 23, 2005, of Jupitermedia Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By	/s/ Christopher S. Cardell
Christopher S. Cardell
President

Date: December 28, 2005

EXHIBIT INDEX

Exhibit:

10.1	Credit Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender, and such other financial institutions as may from time to time become party thereto as lenders.

10.2	Guaranty Agreement, dated December 22, 2005, by and among Jupitermedia Corporation’s Material Subsidiaries party thereto as guarantors in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Security Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4	Pledge Agreement, dated December 22, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release, dated December 23, 2005 of Jupitermedia Corporation.